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                                                                 Exhibit 99.B(K)

                                       April 1, 2005

Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653

RE:       ALLMERICA SELECT SEPARATE ACCOUNT II OF ALLMERICA
          FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
          FILE NO.'S:   33-83604 AND 811-8746

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the Allmerica Select Separate Account II on Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940 with respect to the Company's individual flexible premium variable life insurance policies.

I am of the following opinion:

1. The Allmerica Select Separate Account II is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the Allmerica Select Separate Account II equal to the reserves and other Policy liabilities of the Policies which are supported by the Allmerica Select Separate Account II are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the Allmerica Select Separate Account II on Form N-6 filed under the Securities Act of 1933 and the Investment Company Act of 1940.

                                       Very truly yours,

                                       /s/ Sheila B. St. Hilaire

                                       Sheila B. St. Hilaire
                                       Assistant Vice President and Counsel